power of attorney
Know by all these present, that the undersigned
hereby constitutes and appoints each of Kimberly R.
Frye and Joshua K Hancock, signing singly, the
undersigned's true and lawful attorney-in-fact to:
execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director
of Key Energy Services, Inc. (the "Company"), Forms
3, 4, and 5 (collectively, "Section 16 Reports") in
accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable
to complete and execute any Section 16 Reports,
complete and execute any amendments thereto, and
timely file such form with the United States
Securities and Exchange Commission and any stock
exchange or similar authority; and
take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in
the best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to Kimberly R. Frye
and Joshua K Hancock, each such attorney-in-fact,
full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary,
or proper to be done in the exercise of any of the
rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file Section 16 Reports with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 23rd day
of May, 2011.
/s/ J. ROBINSON WEST
Signature

J. Robinson West